                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549



                                   FORM 8-K


                                CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported) November 10, 1998

                             CONCENTRA CORPORATION
                             ---------------------
            (Exact name of Registrant as Specified in its Charter)

     DELAWARE                        0-25498                    04-2827026
     --------                        -------                    ----------
(State or other                    (Commission                (IRS Employer
jurisdiction of                    File Number)             Identification No.
incorporation or
 organization)


             21 North Avenue, Burlington, Massachusetts 01803-3301
             -----------------------------------------------------

                                (617) 229-4600
                 ---------------------------------------------
              Registrant's Telephone Number, Including Area Code)


           ---------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS

          On November 10, 1998, the Board of Directors of Concentra Corporation (the "Company") adopted an amendment (the "Amendment") to the Rights Agreement between the Company and The First National Bank of Boston dated as of April 24, 1997 (the "Rights Agreement"). Pursuant to such Amendment:

1. Oracle Corporation and any wholly-owned subsidiary of Oracle Corporation (together, "Oracle") are excluded from the definition of "Acquiring Person" in Section 1 of the Rights Agreement to the extent that Oracle acquires Common Shares of the Company pursuant to the Agreement and Plan of Merger dated as of November 10, 1998, among Oracle, KL Acquisition Corporation and the Company (the "Merger Agreement"), or the Offer, the Merger, the Company Stock Option, the Support Agreements, and the Director Option Termination Agreements (as such terms are defined in the Merger Agreement), or any transaction contemplated by the Merger Agreement.

2. Oracle is excluded, pursuant to the Merger Agreement, the Offer, the Merger, the Company Stock Option, the Support Agreements, the Director Option Termination Agreements, and any transaction contemplated by the Merger Agreement, from the definition of a "Person" in Section 3(b) of the Rights Agreement, which section determines whose tender offer would trigger the issuance of the Rights and Rights Certificates, as those terms are used in the Rights Agreement.


ITEM 7.   EXHIBIT

          Exhibit No.                      Exhibit

          4(a) Amendment to Rights Agreement dated as of November 10, 1998, between Concentra Corporation and BankBoston N.A. (formerly, The First National Bank of Boston) as Rights Agent.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA CORPORATION



/s/ Alex N. Braverman
--------------------------
Alex N. Braverman
Chief Financial Officer

Date: November 17, 1998